UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 25, 2015
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting of Stockholders

On February 25, 2015, the Registrant held its annual general meeting of stockholders at the offices of Sanders-Wingo Advertising, 201 North Kansas in the Wells Fargo Building, 9th Floor Conference Room, El Paso, Texas 79901 at 9:30 a.m. local time.   Stockholders representing 24,356,388 shares or 65.76% of the shares of common stock authorized to vote at the meeting (37,036,916) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting.  The stockholders approved the following:

Proposal #1 – Election of Directors
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2016 annual meeting of stockholders or until successors are duly elected and qualified:
	For	Withheld		Abstained	Broker Non Vote
Daniel E. Gorski	12,818,865	46,352		11,700	11,479,471
Anthony Marchese	12,664,617	200,600		11,700	11,479,471
Cecil C. Wall	12,667,617	197,600		11,700	11,479,471
Dr. Nicholas Pingitore	12,865,117	100		11,700	11,479,471
Dr. James Wolfe	12,865,117	100		11,700	11,479,471
Jack Lifton	12,862,617	2,600		11,700	11,479,471
Laura Lynch	12,621,365	243,852		11,700	11,479,471
Eric Noyrez	12,865,217	0		11,700	11,479,471

Proposal #2 – Appointment of Auditors To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2015 fiscal year	For	Against	Abstain	Broker Non Vote
	23,317,487	711,105	327,796	0

All Nominees for election to the Registrant’s Board of Directors were elected to the Board and will serve until the Registrant’s 2016 annual meeting of shareholders or until successors are duly elected and qualified. The proposal to ratify the appointment of the Registrant’s Independent Registered Public Accounting Firm for the 2015 fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: March 3, 2015	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer